UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 26, 2009

Level 3 Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado		80021
(Address of principal executive offices)		(Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2009, Level 3 Communications, Inc. (the “Company”) consummated certain transactions contemplated by an Amended and Restated Exchange Agreement (the “Exchange Agreement”), dated as of June 26, 2009, between the Company and an institutional investor (the “Investor”), amending the Exchange Agreement, dated as of June 21, 2009, by and between the Company and the Investor.  Pursuant to the Exchange Agreement, the Company agreed to exchange $142,079,000 aggregate principal amount of the Company’s 6% Convertible Subordinated Notes due 2010 and $139,820,000 aggregate principal amount of the Company’s 2.875% Convertible Senior Notes due 2010 (together, the “Existing Notes”) held by the Investor for $200,000,000 aggregate principal amount of the Company’s 7% Convertible Senior Notes due 2015 (the “New Notes”) and $78,208,900.00 in cash, plus accrued and unpaid interest on the Existing Notes.  On June 26, 2009, in exchange for certain of the Existing Notes, the Company issued the New Notes and paid $58,196,337.19 in cash to the Investor, plus accrued and unpaid interest on the Existing Notes that were exchanged.  The remaining Existing Notes were subsequently exchanged for $20,012,562.81 in cash, plus accrued and unpaid interest on those Existing Notes.

The Notes were issued pursuant to an Indenture, dated as of June 26, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”).  A copy of the executed Indenture is attached hereto as Exhibit 4.1, and incorporated herein by reference.

The Notes are senior unsecured obligations of the Company, ranking equal in right of payment with all the Company’s existing and future unsubordinated indebtedness.  The Notes will mature on March 15, 2015 and pay 7% annual cash interest.  Interest on the Notes will be payable on March 15 and September 15 of each year, commencing on September 15, 2009.

The Notes are convertible by the Investor into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an initial conversion price of $1.80 per share (which is equivalent to a conversion rate of 555.5556 shares of Common Stock per $1,000 principal amount of Notes), subject to adjustment upon certain events, at any time before the close of business on March 15, 2015.  The Investor may require the Company to repurchase all or any part of the Notes upon the occurrence of a designated event (change of control or a termination of trading) at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the repurchase date, if any.  In addition, if a holder elects to convert its Notes in connection with certain changes in control, the Company will pay, to the extent described in the Indenture, a make-whole premium by increasing the number of shares deliverable upon conversion of such Notes.

On June 22, 2009, the Company issued a press release announcing the exchange transaction.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired

None

(b)           Pro Forma Financial Information

None

(c)           Shell Company Transactions

None

(d)           Exhibits

4.1                                 Indenture, dated as of June 26, 2009, by and between the Company and The Bank of New York Mellon, as trustee.

99.1                           Press Release, dated June 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Neil J. Eckstein
		Name:	Neil J. Eckstein
		Title:	Senior Vice President

Date: July 2, 2009

Exhibit Index

4.1	Indenture, dated as of June 26, 2009, by and between the Company and The Bank of New York Mellon, as trustee.

99.1	Press Release, dated June 22, 2009.